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                                                                     EXHIBIT 4.9



                           5% SECURED PROMISSORY NOTE


$1,200,000.00                                                   January 18, 2002


               FOR VALUE RECEIVED, e.Digital Corporation, a Delaware corporation (the "Maker"), with its primary offices located at 13114 Evening Creek Drive South, San Diego, California 92128, promises to pay to the order of Immanuel Kant International Limited, or its registered assigns (the "Payee"), upon the terms set forth below, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) plus interest on the unpaid principal sum outstanding at the rate of 5% per annum.

1. Payments. (a) The full amount of principal and accrued interest under this Note shall be due on April 18, 2002 (the "Maturity Date"), unless due earlier in accordance with the terms of this Note.

               (b) Maker may prepay the full (but not less than full) principal sum and interest under this Note until the Maturity Date or such earlier time as the principal sum and interest become due in accordance with the terms of this Note. Any such prepayment shall be in cash in the amount of $1,320,000 on account of principal, plus all interest accrued through the date of prepayment.

2. Secured Obligation. Maker's obligations under this Note are secured pursuant to the Security Agreement, dated January 18, 2002, entered into among Maker, e.Digital Corporation, a California corporation and a wholly owned subsidiary of Maker (the "Subsidiary"), and the Payee (the "Security Agreement"), and the Intellectual Property Security Agreement, dated January 18, 2002, entered into among Maker, Subsidiary and the Payee, the "IP Security Agreement", and collectively with the Security Agreement, the "Security Agreements").

3.      Events of Default.

       (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

     (i) any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

     (ii) Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within five days after the date on which notice of such failure or breach shall have been delivered;

     (iii) Maker or Subsidiary shall fail to observe or perform any of their respective Obligations (as defined in the Security Agreements) or any other covenant, agreement, representation or warranty

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contained in, or otherwise commit any breach of the Security Agreements and such failure or breach shall not have been remedied within five days after the date on which notice of such failure or breach shall have been given;

     (iv) Maker or Subsidiary shall commence, or there shall be commenced against Maker or Subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or Subsidiary, or there is commenced against Maker or Subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or Subsidiary makes a general assignment for the benefit of creditors; or Maker or Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or Subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or Subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or Subsidiary for the purpose of effecting any of the foregoing;

     (v) Maker or Subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or Subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     (vi) Maker's common stock (the "Common Stock") shall fail to be listed for trading or shall be suspended from trading on the Over-the-Counter Market without resuming trading and/or being relisted or having such suspension lifted, in either case, for more than one trading day;

     (vii) Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. "Change of Control Transaction" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under



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the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 50% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 50% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); or

        (viii) any member of Maker's or Subsidiary's management shall cease to be a member of Maker's or Subsidiary's senior management or shall cease to perform any of the material functions and duties currently performed by such person. For purposes hereof, "senior management" refers to the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operations Officer and any officer performing the customary function of such officers; or

        (ix) Maker shall unreasonably modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of its accounting records, or restate or modify its financial statements for any period of time prior to the date of this Note; or

        (x) Maker shall cease to own 100% of the capital stock of Subsidiary.

     (b) If any Event of Default occurs, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Payee's election, immediately due and payable in cash. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4. Financings. Through and including the 360(th) day following the date of this Note, Maker may not directly or indirectly, offer, sell or grant any option to purchase (or announce any offer, sale, grant or any option to purchase) any of its Common Stock or other securities which entitle the holder thereof to receive Common Stock, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable for Common Stock. The restrictions specified in this Section 4 shall not apply to (i) securities issued as compensation or pursuant to stock options granted to employees, officers and directors of the Maker pursuant to any stock option or other similar plan duly adopted by the Maker, or (ii) securities issued pursuant to or in a connection with a merger, acquisition or business combination by or with the Maker or (iii) securities



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offered or sold in a single transaction (x) exempt from the registration requirements of the Securities Act of 1933, as amended, and (y) resulting in net proceeds to Maker of not less than $10,000,000 and at a price that is not directly or indirectly, presently or at any later time, discounted to the market price of the Common Stock at the time of such offering, and (z) not issued in tandem with any options, warrants or other rights to acquire additional securities of Maker or securities convertible into or exchangeable for securities of Maker. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Payee will be entitled to specific performance of Maker's obligations under this Section 4. Maker agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in this Section 4 and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The obligations and agreements contained in this Section 4 shall survive through the period expressed in this Section 4, regardless of any payment, prepayment or Event of Default under this Note.

5. No Waiver of Payee's Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6. Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7. Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, the Security Agreements, or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

8. Use of Proceeds Maker shall use the proceeds from this Note hereunder for working capital purposes and not for the satisfaction of any portion of Maker's or Subsidiary's debt (other than payment of trade payables in the ordinary course of Maker's business and prior practices), to redeem any of Maker's equity or equity-equivalent securities or to settle any outstanding litigation.

9. Collection Expenses. If Payee shall commence an action or proceeding to enforce this Secured Promissory Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys



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fees incurred with the investigation, preparation and prosecution of such action or proceeding.

10. Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

11. Successors and Assigns. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note.

12. Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13. Due Authorization. This Note has been duly authorized, executed and delivered by Maker and is the legal obligation of Maker, enforceable against Maker in accordance with its terms.

14. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Maker and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each of Maker and Payee hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Maker and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

     The undersigned signs this Note as a marker and not as a surety or guarantor or in any other capacity.

                                             e.DIGITAL CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:



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